SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)  April 10, 2000

                          GLOBAL TECHNOVATONS, INC.
             (Exact name of Registrant as Specified in its Charter)


        Delaware                      333-56083              84-1027821
(State or other jurisdiction        (Commission            (IRS Employer
  of incorporation)                  File  No.)          Identification No.)


                          7108 Fairway Drive, Suite 200
                          Palm Beach Gardens, FL 33418

       Registrant's telephone number, including area code: (561) 775-5756

Item 5.  Other Events.

         Annexed as Exhibit A is a press release Global Technovations, Inc. issued on April 10, 2000.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GLOBAL TECHNOVATIONS, INC.



                                    By: s/ William C. Willis, Jr.
                                    -------------------------
                                    William C. Willis, Jr.
Date: April 26, 2000                Chairman, President and
                                    Chief Executive Officer






                                 EXHIBIT A


Global Technovations, Inc.
7108 Fairway Drive, Ste. 200
Palm Beach Gardens, FL  33458

Contact: Maggie DeLutri (561) 775-5756            Investor Relations Counsel:
Corporate Communications Coordinator              The Equity Group Inc.
www.GlobalTechnovations.com                       Linda Latman   (212) 836-9609
                                                  Tom Ennis  (212) 836-9607
                                                  www.theequitygroup.com

FOR IMMEDIATE RELEASE

                           GLOBAL TECHNOVATIONS SIGNS

                        LETTER OF INTENT TO ACQUIRE MAJOR

                          AUTOMOTIVE TECHNOLOGY COMPANY

                         WITH 1999 SALES OF $84 MILLION

------------------------------------------------------------------------------
PRESS RELEASE

------------------------------------------------------------------------------


Monday, April 10, 2000

         Palm Beach Gardens, FL - Global Technovations, Inc. (AMEX: GTN) (the "Company") announced today that it has executed a letter of intent to purchase an automotive technology-based manufacturing and distribution company. In calendar 1999, the target company recorded revenues of approximately $84 million and had earnings before interest, taxes, depreciation and amortization of approximately $7.3 million ("EBITDA"). The acquisition, which will not require a stockholder vote, is contingent upon completion of due diligence, the Company obtaining financing and the execution of a definitive agreement. Specific terms of the acquisition including the identity of the target will not be disclosed until the execution of a definitive agreement, which is expected to occur on or before June 30, 2000.

         Will Willis, President and Chief Executive Officer of Global Technovations, Inc., stated, "We have initiated preliminary discussions with four other potential target companies we would like to acquire. The undisclosed company featured in today's press release is the largest of the target companies and would provide us with a solid platform to make further acquisitions. Additionally, we envision potential manufacturing, marketing, sales and distribution synergies between our existing and prospective businesses."

         David Natan, Global Technovations' Vice President and CFO, commented, "The potential acquisition as currently structured will immediately be accretive to earnings and should result in minimal shareholder dilution. While execution of the letter of intent is a critical first step, we have a number of important hurdles to overcome including obtaining acceptable




Global Technovations, Inc.
April 10, 2000
Page 2

financing. We are optimistic that we can get the deal closed by June 30, 2000. We hope to improve upon the target's historic financial performance through post acquisition sales growth, cost reductions and by expanding upon its core businesses through further acquisitions."

         Mr. Willis concluded, "A transaction of this magnitude will have an immediate and favorable impact on our size and profitability. Our acquisition strategy was developed to complement and accelerate our efforts to expand the MotorCheck(TM) ("OSA-II") on-site oil analysis business. Recent business-building efforts have given us the confidence that the OSA-II business is well on its way and we can now start to broaden our business base via acquisitions."

         Global Technovations, Inc. develops, assembles, and markets the sophisticated, patented MotorCheck(TM) and TruckCheck(TM) On-Site Analyzer, "an oil analysis mini-lab in a box", and distributes MightyClean 2000(TM), a proprietary hydrocarbon eating microbe cleaning product.

Forward-Looking Statements

         The forward-looking statements discussed in this press release relate to the Company's expectations that (1) it will complete the acquisition of the target company described above, (2) the acquisition of the target company will have a favorable impact upon the Company's profitability and provide synergy with its on-site oil analysis business, (3) the Company's management will be able to improve upon the target company's financial performance as described above, (4) the Company will be successful in making additional acquisitions, and
(5) the "OSA business is well on its way", are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

     The results anticipated by these forward-looking statements may not occur. These statements are subject to risks and uncertainties that could cause results to differ materially from those contemplated in the above forward-looking statements. Such risks and uncertainties include the following: (1) completion of due diligence by the Company, (2) the ability of the Company to obtain acceptable financing of the target company, (3) the ability of the Company to reach a definitive agreement with the stockholders of the target company, (4) the ability of the Company to reduce the target's costs, provide the leadership necessary to expand its business, and improve its profitability, (5) the ability of the Company to reach contractual terms with one or more other prospective acquisition targets, (6) the completion of due diligence work for other potential acquisition targets, (7) the Company's ability to obtain required financing to complete the other potential acquisition targets, (8) the volume of samples received from the third party oil analysis program previously announced is sufficient to generate $500,000 to $750,000 in annualized revenue, (9) Speedco may decide not to expand to new locations during calendar 2000, or not to use the OSA-II units at new locations if they do open, (10) retailers and potential customers may be reluctant to purchase the Company's new Retail MotorCheck(TM) Display Units, (11) the decision by a municipality and/or potential other new or existing customers to place orders for the lease or purchase of multiple OSA-II units despite successful trial evaluation periods,
(12) the continued reliability of the OSA technology over an extended period of time, (13) the Company's ability to market OSA-IIs, (14) the acceptance of the OSA-II technology by the marketplace, (15) the general tendency of large corporations to slowly change from known technology to emerging new technology,
(16) potential future competition from third parties that may develop proprietary technology, which either does not violate the Company's proprietary rights or is claimed not to violate the Company's proprietary rights, (17) the Company's ability to attract strategic partners for the OSA-II, and (18) the Company's ability to resolve contractual issues with potential strategic partners. Investors should also consider information contained in documents filed by the Company with the Securities and Exchange Commission.